BANKGREENVILLE FINANCIAL CORPORATION

Exhibit 32            Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of BankGreenville Financial Corporation (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 12, 2009	By: /s/ Russel T. Williams
Russel T. Williams
Chief Executive Officer

Date: August 12, 2009	By: /s/ Paula S. King
Paula S. King
Chief Financial Officer